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                                                                    EXHIBIT 23.7


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We consent to the use of our name and references to our reports with respect to the merger of Globex Energy, Inc. with and into a wholly owned subsidiary of Apco Argentina Inc., as represented in the Registration Statement on Form S-4 of Apco Argentina Inc., dated July 3, 2001.


                                                   /s/ RYDER SCOTT COMPANY, L.P.

                                                   RYDER SCOTT COMPANY, L.P.

July 2, 2001
Houston, Texas